SPICER JEFFRIES LLP

Certified Public Accountants

4601 DTC BOULEVARD • SUITE 700

DENVER, COLORADO 80237

TELEPHONE: (303) 753-1959

FAX: (303) 753-0338

www.spicerjeffries.com

Exhibit 28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our Firm as the “independent registered public accounting firm” of USCF Midstream Energy Income Fund, (a series of the USCF ETF Trust, the “Trust”, and the “Fund”), in the Registration Statement filed with the Securities and Exchange Commission on Form N-1A, including the prospectus and in the Statement of Additional Information contained therein.

Denver, Colorado

March 17, 2021